Exhibit 99.1

Investor Relations Contact:
Isabell Novakov
214-252-4029
inovakov@plainscapital.com

Hilltop Holdings Inc. Announces Financial Results for Fourth Quarter and Full Year 2015

DALLAS — (BUSINESS WIRE) February 24, 2016 — Hilltop Holdings Inc. (NYSE: HTH) (“Hilltop”) today announced financial results for the fourth quarter and full year 2015. Hilltop produced income to common stockholders of $20.7 million, or $0.21 per diluted share, for the fourth quarter of 2015, compared to $31.7 million, or $0.35 per diluted share, for the fourth quarter of 2014.  Income to common stockholders for the full year 2015 was $209.1 million, or $2.09 per diluted share, compared to $105.9 million, or $1.17 per diluted share, for the full year 2014.  Hilltop’s annualized return on average assets and return on average equity for the fourth quarter of 2015 were 0.68% and 4.70%, respectively, compared to 1.42% and 8.55% for the fourth quarter of 2014, respectively. The return on average assets and return on average equity for the full year 2015 were  1.70% and 12.32%, respectively, compared to 1.26% and 8.01% for the full year 2014, respectively.

Jeremy Ford, CEO of Hilltop, commented: “Hilltop finished 2015 with a solid fourth quarter. PlainsCapital Bank generated robust loan growth, while maintaining a strong core net interest margin and healthy credit quality. PrimeLending continues to grow mortgage loan origination volume and defend its market share. Despite unseasonal severe storms in North Texas in late December, National Lloyds achieved profitable fourth quarter and full year results.”

Mr. Ford added: “We are excited to report our two broker-dealer subsidiaries have successfully merged into one entity, HilltopSecurities. While managing through the integration process, the broker-dealer segment’s profitability steadily improved during 2015, and we are now well-positioned to execute on our vision during 2016.”

Mr. Ford concluded: “The core fundamentals of our operating businesses continue to trend positively, led by the banking segment, during the current challenging market environment. With Hilltop’s strong excess capital position and diversified earnings stream, we are well-situated to pursue M&A and organic growth opportunities.”

Fourth Quarter 2015 Highlights for Hilltop:

•	Hilltop’s total assets were $11.9 billion at December 31, 2015, compared to $12.4 billion at September 30, 2015;
•	Hilltop’s common equity increased by $21.3 million from September 30, 2015 to $1.7 billion at December 31, 2015;
•

Non-covered loans[1] held for investment, net of allowance for loan losses, increased by 4.4% to $5.2 billion, and covered loans[1], net of allowance for loan losses, decreased by 9.9% to $378.8 million from September 30,  2015 to December 31, 2015;

•	Total deposits increased by $131.9 million from September 30, 2015 to $7.0 billion at December 31, 2015;
•	Hilltop was well-capitalized with a Tier 1 Leverage Ratio[2] of 12.65% and Total Capital Ratio of 18.89% at December 31, 2015;
•	Hilltop’s taxable equivalent net interest margin[3] was 3.73% for the fourth quarter of 2015, a 47 basis point decrease from 4.20% in the third quarter of 2015;
•	The provision for loan losses was $4.3 million during the fourth quarter of 2015, compared to $5.6 million in the third quarter of 2015;
•	For the fourth quarter of 2015, noninterest income was $276.9 million, compared to $213.8 million in the fourth quarter of 2014, a 29.5% increase;
•	For the fourth quarter of 2015, noninterest expense was $338.7 million, compared to $246.8 million in the fourth quarter of 2014, a 37.3% increase; and
•

In connection with the SWS Merger, during the fourth quarter of 2015, Hilltop incurred $14.4 million in pre-tax transaction and integration costs, consisting of $4.9 million in the broker-dealer segment and $9.5 million within corporate.

1 “Covered loans” refers to loans acquired in the FNB Transaction that are subject to loss-share agreements with the FDIC, while all other loans are referred to as “non-covered loans.”

2 Based on the end of period Tier 1 capital divided by total average assets during the fourth quarter of 2015, excluding goodwill and intangible assets.

3 Taxable equivalent adjustments are based on a 35% tax rate. Measure is defined as taxable equivalent net interest income divided by average interest-earning assets.

Consolidated Financial and Other Information

Consolidated Balance Sheets	December 31,	September 30,	June 30,	March 31,	December 31,
(in 000's)	2015	2015	2015	2015	2014
Cash and due from banks	$652,036	$526,692	$583,043	$694,108	$782,473
Federal funds sold	17,409	24,861	22,814	14,425	30,602
Securities purchased under agreements to resell	105,660	83,889	79,153	67,227	—
Assets segregated for regulatory purposes	158,613	228,251	188,094	278,280	76,013
Securities:
Trading, at fair value	214,146	292,418	265,429	320,153	65,717
Available for sale, at fair value	673,706	726,132	763,463	859,212	925,535
Held to maturity, at amortized cost	332,022	305,316	312,960	183,792	118,209
	1,219,874	1,323,866	1,341,852	1,363,157	1,109,461
Loans held for sale	1,533,678	1,354,107	1,397,617	1,215,308	1,309,693
Non-covered loans, net of unearned income	5,220,040	4,999,529	4,956,969	4,834,687	3,920,476
Allowance for non-covered loan losses	(45,415)	(42,989)	(40,484)	(39,365)	(37,041)
Non-covered loans, net	5,174,625	4,956,540	4,916,485	4,795,322	3,883,435

Covered loans, net of allowance for covered loan losses	378,762	420,547	493,299	550,626	638,029
Broker-dealer and clearing organization receivables	1,362,499	2,111,864	2,070,598	2,221,756	167,884
Premises and equipment, net	200,618	204,273	206,411	215,684	206,991
FDIC indemnification asset	91,648	92,902	102,381	107,567	130,437
Covered other real estate owned	99,090	106,024	125,510	137,703	136,945
Other assets	565,813	644,916	637,747	585,909	458,862
Goodwill	251,808	251,808	251,808	251,808	251,808
Other intangible assets, net	54,868	58,916	61,527	64,267	59,783
Total assets	$11,867,001	$12,389,456	$12,478,339	$12,563,147	$9,242,416

Deposits:
Non-interest bearing	$2,235,436	$2,173,890	$2,135,988	$2,259,790	$2,076,385
Interest bearing	4,717,247	4,646,859	4,660,449	4,869,487	4,293,507
Total deposits	6,952,683	6,820,749	6,796,437	7,129,277	6,369,892
Broker-dealer and clearing organization payables	1,338,305	2,045,604	2,048,585	1,951,495	179,042
Short-term borrowings	947,373	910,490	1,100,025	999,476	762,696
Securities sold, not yet purchased, at fair value	130,044	156,775	135,592	139,481	48
Notes payable	238,716	243,556	245,420	108,682	56,684
Junior subordinated debentures	67,012	67,012	67,012	67,012	67,012
Other liabilities	454,743	428,442	410,004	386,932	345,803
Total liabilities	10,128,876	10,672,628	10,803,075	10,782,355	7,781,177

Preferred stock	—	—	—	114,068	114,068
Common stock	989	989	995	1,003	902
Additional paid-in capital	1,577,270	1,574,769	1,582,655	1,592,585	1,390,788
Accumulated other comprehensive income (loss)	2,629	4,592	(1,105)	5,750	651
Retained earnings (accumulated deficit)	155,475	134,748	91,008	65,918	(45,957)
Deferred compensation employee stock trust, net	1,034	1,182	1,182	1,189	—
Employee stock trust	(443)	(590)	(590)	(597)	—
Total Hilltop stockholders' equity	1,736,954	1,715,690	1,674,145	1,779,916	1,460,452
Noncontrolling interests	1,171	1,138	1,119	876	787
Total stockholders' equity	1,738,125	1,716,828	1,675,264	1,780,792	1,461,239
Total liabilities & stockholders' equity	$11,867,001	$12,389,456	$12,478,339	$12,563,147	$9,242,416

	Three Months Ended
Consolidated Income Statements	December 31,	September 30,	June 30,	March 31,	December 31,
(in 000's, except per share data)	2015	2015	2015	2015	2014
Interest income:
Loans, including fees	$94,689	$111,315	$96,967	$87,388	$88,791
Securities borrowed	11,242	10,116	9,675	10,018	1,837
Securities:
Taxable	7,046	6,262	6,227	7,049	6,312
Tax-exempt	1,647	1,683	1,557	1,741	1,102
Other	1,338	1,169	1,236	1,473	1,274
Total interest income	115,962	130,545	115,662	107,669	99,316

Interest expense:
Deposits	3,589	3,719	3,900	4,315	4,770
Securities loaned	8,388	7,110	6,889	7,506	1,034
Short-term borrowings	1,218	1,189	1,143	1,024	608
Notes payable	2,661	2,524	2,289	669	619
Junior subordinated debentures	616	605	595	585	595
Other	177	187	179	178	176
Total interest expense	16,649	15,334	14,995	14,277	7,802

Net interest income	99,313	115,211	100,667	93,392	91,514
Provision for loan losses	4,277	5,593	158	2,687	4,125
Net interest income	95,036	109,618	100,509	90,705	87,389

Noninterest income:
Net realized gains on securities	—	—	—	4,403	—
Net gains from sale of loans and other mortgage production income	114,080	137,303	147,175	120,545	96,575
Mortgage loan origination fees	19,514	22,647	20,958	14,589	16,091
Net insurance premiums earned	41,001	41,196	40,318	39,567	41,607
Securities commissions and fees	37,459	39,070	41,213	42,918	6,464
Investment and securities advisory fees and commissions	33,678	27,667	29,665	24,922	27,756
Bargain purchase gain	—	—	—	81,289	—
Other	31,195	28,586	22,071	24,613	25,302
Total noninterest income	276,927	296,469	301,400	352,846	213,795

Noninterest expense:
Employees' compensation and benefits	182,472	200,620	200,291	182,504	133,426
Loss and loss adjustment expenses	21,630	17,335	41,241	18,860	18,188
Policy acquisition and other underwriting expenses	11,928	11,784	11,740	11,674	12,032
Occupancy and equipment, net	30,285	29,341	30,842	29,185	24,252
Other	92,406	74,422	69,203	72,253	58,870
Total noninterest expense	338,721	333,502	353,317	314,476	246,768

Income before income taxes	33,242	72,585	48,592	129,075	54,416
Income tax expense	12,020	25,338	18,137	15,420	20,950
Net income	21,222	47,247	30,455	113,655	33,466
Less: Net income attributable to noncontrolling interest	495	353	405	353	325
Income attributable to Hilltop	20,727	46,894	30,050	113,302	33,141
Dividends on preferred stock	—	—	428	1,426	1,425
Income applicable to Hilltop common stockholders	$20,727	$46,894	$29,622	$111,876	$31,716

Earnings per common share:
Basic	$0.21	$0.47	$0.30	$1.12	$0.35
Diluted	$0.21	$0.47	$0.30	$1.11	$0.35
Weighted average shares outstanding:
Basic	98,412	98,676	99,486	99,741	89,713
Diluted	99,266	99,556	100,410	100,627	90,560

	Three Months Ended December 31, 2015
Segment Results			Mortgage			All Other and	Hilltop
(in 000's)	Banking	Broker-Dealer	Origination	Insurance	Corporate	Eliminations	Consolidated
Net interest income (expense)	$89,415	$8,652	$(2,594)	$893	$(1,820)	$4,767	$99,313
Provision for loan losses	4,390	(113)	—	—	—	—	4,277
Noninterest income	14,346	90,902	133,849	42,969	—	(5,139)	276,927
Noninterest expense	65,138	95,987	127,408	36,828	14,381	(1,021)	338,721
Income (loss) before income taxes	$34,233	$3,680	$3,847	$7,034	$(16,201)	$649	$33,242

	Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
Selected Financial Data	2015	2015	2015	2015	2014

Hilltop Consolidated:
Return on average stockholders' equity	4.70%	10.97%	7.12%	26.76%	8.55%
Return on average assets	0.68%	1.49%	0.97%	3.64%	1.42%
Net interest margin (taxable equivalent)(1):
As reported	3.73%	4.20%	3.75%	3.53%	4.72%
Impact of purchase accounting	79 bps	137 bps	96 bps	69 bps	122 bps
Book value per common share ($)	17.56	17.35	16.82	16.61	14.93
Shares outstanding, end of period (000's)	98,896	98,893	99,515	100,286	90,182

Banking Segment:
Net interest margin (taxable equivalent)(1):
As reported	4.92%	5.79%	5.02%	4.59%	5.08%
Impact of purchase accounting	119 bps	210 bps	145 bps	109 bps	143 bps
Accretion of discount on loans ($000's)	19,503	36,000	23,632	16,984	21,582
Non-covered net charge-offs (recoveries) ($000's)	2,088	1,775	(532)	470	76
Return on average assets	1.07%	1.64%	1.41%	1.28%	1.38%
Fee income ratio	13.83%	11.64%	14.20%	18.79%	16.70%
Efficiency ratio	62.78%	50.56%	57.14%	56.96%	56.03%

Broker-Dealer Segment:
Compensation as a % of net revenue	63.2%	69.6%	73.0%	73.7%	59.2%
Pre-tax margin (2)	8.62%	3.85%	3.54%	-0.36%	12.15%

Mortgage Origination Segment:
Mortgage loan originations - volume ($000's):
Home purchases	2,344,328	2,945,626	2,913,479	1,688,359	2,022,437
Refinancings	721,308	693,572	920,286	1,125,161	690,329
Total mortgage loan originations - volume	3,065,636	3,639,198	3,833,765	2,813,520	2,712,766
Mortgage loan sales - volume ($000's)	2,888,903	3,699,047	3,635,853	2,905,266	2,685,258
Mortgage servicing rights asset ($000's) (3)	52,285	47,527	44,985	31,648	36,155
Variable compensation expense ($000's)	48,706	64,582	67,172	48,130	42,300

Insurance Segment:
Loss and LAE ratio	52.8%	42.1%	102.3%	47.7%	43.7%
Expense ratio	34.2%	33.3%	33.5%	34.1%	33.1%
Combined ratio	87.0%	75.4%	135.8%	81.8%	76.8%

(1)	Taxable equivalent adjustments are based on a 35% tax rate. Measure is defined as taxable equivalent net interest income divided by average interest-earning assets.
(2)	Excludes pre-tax merger and integration-related costs directly attributable to the SWS Merger.
(3)	Excludes mortgage servicing rights assets related to loans serviced for the banking segment.

	December 31,	September 30,	June 30,	March 31,	December 31,
Capital Ratios	2015	2015	2015	2015	2014
Tier 1 capital (to average assets):
Bank	13.22%	12.77%	12.17%	11.34%	10.31%
Hilltop	12.65%	12.01%	11.87%	12.68%	14.17%
Common equity Tier 1 capital (to risk-weighted assets):
Bank	16.23%	17.36%	16.46%	16.46%	NA
Hilltop	17.87%	18.36%	18.02%	18.05%	NA
Tier 1 capital (to risk-weighted assets):
Bank	16.25%	17.36%	16.46%	16.46%	13.74%
Hilltop	18.48%	18.89%	18.74%	20.26%	19.02%
Total capital (to risk-weighted assets):
Bank	16.99%	18.13%	17.17%	17.19%	14.45%
Hilltop	18.89%	19.29%	19.29%	20.82%	19.69%

	December 31,	September 30,	June 30,	March 31,	December 31,
Non-Covered Non-Performing Loans Portfolio Data	2015	2015	2015	2015	2014

Non-covered loans accounted for on a non-accrual basis ($000's):
Commercial and industrial	17,764	22,302	23,353	23,222	16,648
Real estate	7,160	7,087	6,612	2,481	4,707
Construction and land development	114	118	253	726	703
Consumer	7	14	21	—	—
	25,045	29,521	30,239	26,429	22,058

Non-covered non-performing loans as a % of total non-covered loans	0.37%	0.46%	0.48%	0.44%	0.42%

Non-covered other real estate owned ($000's)	394	511	920	6,263	808

Other repossessed assets ($000's)	—	—	—	87	361

Non-covered non-performing assets ($000's)	25,439	30,032	31,159	32,779	23,227

Non-covered non-performing assets as a percentage of total assets	0.21%	0.24%	0.25%	0.26%	0.25%

Non-covered non-PCI loans past due 90 days or more and still accruing ($000's)	50,776	37,435	31,073	24,248	19,237

Troubled debt restructurings included in accruing non-covered loans ($000's)	1,418	3,664	2,830	2,879	2,901

	Three Months Ended December 31,
	2015			2014
	Average	Interest	Annualized	Average	Interest	Annualized
	Outstanding	Earned or	Yield or	Outstanding	Earned or	Yield or
	Balance	Paid	Rate	Balance	Paid	Rate
Assets
Interest-earning assets
Loans, gross (1)	$6,641,385	$94,689	5.63%	$5,602,554	$88,791	6.25%
Investment securities - taxable	1,089,791	7,027	2.57%	1,009,788	6,313	2.49%
Investment securities - non-taxable (2)	251,733	2,369	3.76%	177,487	1,654	3.73%
Federal funds sold and securities purchased under agreements to resell	109,365	68	0.25%	11,579	9	0.31%
Interest-bearing deposits in other financial institutions	461,738	352	0.30%	690,282	386	0.22%
Other	2,098,123	12,179	2.27%	251,819	2,715	4.27%
Interest-earning assets, gross	10,652,135	116,684	4.33%	7,743,509	99,868	5.09%
Allowance for loan losses	(44,995)			(45,263)
Interest-earning assets, net	10,607,140			7,698,246
Noninterest-earning assets	1,684,642			1,308,911
Total assets	$12,291,782			$9,007,157

Liabilities and Stockholders' Equity
Interest-bearing liabilities
Interest-bearing deposits	$4,657,125	$3,588	0.31%	$4,235,895	$4,769	0.45%
Notes payable and other borrowings	2,999,487	13,060	1.72%	931,924	3,032	1.28%
Total interest-bearing liabilities	7,656,612	16,648	0.86%	5,167,819	7,801	0.60%
Noninterest-bearing liabilities
Noninterest-bearing deposits	2,248,847			2,070,772
Other liabilities	636,884			282,345
Total liabilities	10,542,343			7,520,936
Stockholders’ equity	1,748,632			1,485,680
Noncontrolling interest	807			541
Total liabilities and stockholders' equity	$12,291,782			$9,007,157

Net interest income (2)		$100,036			$92,067
Net interest spread (2)			3.47%			4.49%
Net interest margin (2)			3.73%			4.72%

(1) Average balance includes non-accrual loans.

(2) Annualized taxable equivalent adjustments are based on a 35% tax rate. The adjustment to interest income was $0.7 million and $0.6 million for the three months ended December 31, 2015 and 2014, respectively.

	December 31,	September 30,
PlainsCapital Bank - Energy Exposure	2015	2015

Select Energy Statistics
Outstanding energy loan balance ($M)	179.8	194.9
Energy loans as a % of total loans	3.6%	4.0%
Classified and criticized energy loans ($M):
Criticized energy loans	3.4	0.0
Performing classified energy loans	25.7	27.0
Non-performing classified energy loans	3.6	2.8
	32.7	29.8

Unimpaired energy reserves ($M)	7.3	6.5
Energy reserves as a % of energy loans	4.4%	3.4%
Energy NCOs ($M)	1.2	1.1

Energy Portfolio Breakdown
Exploration and production	19%	20%
Services:
Field services	21%	15%
Pipeline construction	23%	25%
	44%	40%
Midstream:
Distribution	25%	25%
Transportation	7%	7%
	32%	32%
Other:
Wholesalers	2%	2%
Equipment rentals	1%	5%
Equipment wholesalers	2%	1%
Total	100%	100%

Conference Call Information

Hilltop will host a live webcast and conference call at 8:00 AM Central (9:00 AM Eastern) on Thursday, February 25, 2016. Hilltop President and CEO Jeremy B. Ford and other key management members will discuss 2015 year end results. Interested parties can access the conference call by dialing 1-877-508-9457 (domestic) or 1-412-317-0789 (international). The conference call also will be webcast simultaneously on Hilltop’s Investor Relations website (http://ir.hilltop-holdings.com).

About Hilltop

Hilltop Holdings is a Dallas-based financial holding company. Through its wholly owned subsidiary, PlainsCapital Corporation, a regional commercial banking franchise, it has two operating subsidiaries: PlainsCapital Bank and PrimeLending. Through its wholly owned subsidiaries Hilltop Securities Inc. and Hilltop Securities Independent Network Inc. it provides a full complement of securities brokerage, institutional and investment banking services in addition to clearing services and retail financial advisory. Through Hilltop Holdings’ other wholly owned subsidiary, National Lloyds Corporation, it provides property and casualty insurance through two insurance companies, National Lloyds Insurance Company and American Summit Insurance Company. At December 31, 2015, Hilltop employed approximately 5,300 people and operated approximately 400 locations in 44 states. Hilltop Holdings' common stock is listed on the New York Stock Exchange under the symbol "HTH." Find more information at Hilltop-Holdings.com, PlainsCapital.com, PrimeLending.com, Nationallloydsinsurance.com and Hilltopsecurities.com.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements anticipated in such statements. Forward-looking statements speak only as of the date they are made and, except as required by law, we do not assume any duty to update forward-looking statements. Such forward-looking statements include, but are not limited to, statements concerning such things as our business strategy, our financial condition, our efforts to make strategic acquisitions, the integration of the operations acquired in the SWS Merger, our revenue, our liquidity and sources of funding, market trends, operations and business, expectations concerning mortgage loan origination volume, expected losses on covered loans and related reimbursements from the Federal Deposit Insurance Corporation (“FDIC”), expected levels of refinancing as a percentage of total loan origination volume, projected losses on mortgage loans originated, anticipated changes in our revenues or earnings, the effects of government regulation applicable to our operations, the appropriateness of our allowance for loan losses and provision for loan losses, and the collectability of loans and litigation,  our other plans, objectives, strategies, expectations and intentions and other statements that are not statements of historical fact, and may be identified by words such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “intends,” “may,” “might,” “plan,” “probable,” “projects,” “seeks,” “should,” “target,” “view” or “would” or the negative of these words and phrases or similar words or phrases. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: (i) risks associated with merger and acquisition integration, including our ability to promptly and effectively integrate our businesses with those acquired in the SWS Merger and achieve the anticipated synergies and cost savings in connection therewith, as well as the diversion of management time on acquisition- and integration-related issues; (ii) our ability to estimate loan losses; (iii) changes in the default rate of our loans; (iv) changes in general economic, market and business conditions in areas or markets where we compete, including changes in the price of crude oil; (v) risks associated with concentration in real estate related loans; (vi) severe catastrophic events in Texas and other areas of the southern United States; (vii) changes in the interest rate environment; (viii) cost and availability of capital; (vix) effectiveness of our data security controls in the face of cyber attacks; (x) changes in state and federal laws, regulations or policies affecting one or more of the our business segments, including changes in regulatory fees, deposit insurance premiums, capital requirements and the Dodd-Frank Wall Street Reform and Consumer Protection Act; (xi) approval of new, or changes in, accounting policies and practices; (xii) changes in key management; (xiii) competition in our banking, broker-dealer, mortgage origination and insurance segments from other banks and financial institutions, as well as investment banking and financial advisory firms, mortgage bankers, asset-based non-bank lenders, government agencies and insurance companies; (xiv) our ability to obtain reimbursements for losses on acquired loans under loss-share agreements with the FDIC to the extent the FDIC determines that we did not adequately manage the debt loan portfolio; (xv) failure of our insurance segment reinsurers to pay obligations under reinsurance contracts; and (xvi) our ability to use excess cash in an effective manner, including the execution of successful acquisitions. For further discussion of such factors, see the risk factors described in the Hilltop Annual Report on Form 10-K for the year ended December 31, 2015 and other reports filed with the Securities and Exchange Commission. All forward-looking statements are qualified in their entirety by this cautionary statement.

Source: Hilltop Holdings Inc.